Exhibit 3.27

ARTICLES OF INCORPORATION

OF

DTR SANTA CLARA, INC.

ARTICLE I

The name of the corporation is DTR SANTA CLARA, INC.

ARTICLE II

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III

The corporation initially will engage in the business of acquiring real property by purchase, lease or otherwise and erecting and maintaining hotel, garage and other structures thereon, and in other businesses, services and activities related thereto, as principal or agent, in partnership, joint venture or other association, or otherwise. The corporation’s period of duration is perpetual.

ARTICLE IV

The corporation shall have authority to issue one class of voting common stock, consisting of one hundred thousand shares with a par value of one dollar per share.

ARTICLE V

The bylaws shall fix the number of persons to serve on the board of directors. The names and addresses of the persons who will serve as the original board of directors are as follows:

G. Peter Bidstrup

6225 North 24th Street, Suite 200

Phoenix, Arizona 85016

James N. Schmidt

6225 North 24th Street, Suite 200

Phoenix, Arizona 85016

Keith W. Ragan

1900 United Bank Tower

3300 North Central Avenue

Phoenix, Arizona 85012

ARTICLE VI

Keith W. Ragan, of 1900 United Bank Tower, 3300 North Central Avenue, Phoenix, Arizona 85012, is appointed as the initial statutory agent of the corporation.

ARTICLE VII

The names and addresses of the incorporators are as follows:

Keith W. Ragan

1900 United Bank Tower

3300 North Central Avenue

Phoenix, Arizona 85012

Kenneth M. Smith

1900 United Bank Tower

3300 North Central Avenue

Phoenix, Arizona 85012

All powers, duties and responsibilities of the incorporators shall cease upon delivery of these Articles to the Arizona Corporation Commission for filing.

DATED this 11th day of April, 1983.

/s/ Keith W. Ragan
Keith W. Ragan

/s/ Kenneth M. Smith
Kenneth M. Smith

I, Keith W. Ragan, having been designated to serve as statutory agent of DTR Santa Clara, Inc., hereby consent to act in such capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Keith W. Ragan
Keith W. Ragan

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

DTR SANTA CLARA, INC.

Pursuant to the provisions of Arizona Revised Statutes Section 10-1006, the undersigned DTR Santa Clara, Inc. hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation prior to the filing of these Articles of Amendment has been DTR Santa Clara, Inc. Upon the filing of these Articles of Amendment, the name of the corporation shall be DTR FCH Holdings, Inc.

2. The amendments to the Articles of Incorporation set forth below were adopted by the sole shareholder and the Board of Directors of the corporation effective as of April 11, 1997, in the manner prescribed by the Arizona Revised Statutes.:

3. The Articles of Incorporation are amended to read as follows:

(a) The title of the Articles of Incorporation of the corporation is amended to read as follows:

“ARTICLES OF INCORPORATION

OF DTR FCH HOLDINGS, INC.”

(b) Article I of the Articles of Incorporation is amended to read as follows:

“The name of the corporation shall be DTR FCH Holdings, Inc.”

4. All outstanding shares of the corporation are common stock. The number of shares of common stock outstanding at the time of the adoption of the Articles of Amendment and entitled to vote thereon was 1,000. All outstanding shares of stock entitled to vote on the amendments were voted in favor thereof.

DATED effective as of the 11th day of April, 1997.

DTR SANTA CLARA, INC.

By:	/s/ Beverly S. Brown
Beverly S. Brown
Secretary

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

The foregoing Articles of Amendment to Articles of Incorporation were acknowledged before me this 28th day of May, 1997 by Beverly S. Brown, Secretary of DTR Santa Clara, Inc., on behalf of the corporation.

/s/ Joyce A. Foley
Notary Public

My Commission Expires:

[SEAL]	“OFFICIAL SEAL” Joyce A. Foley Notary Public Arizona Maricopa County My Commission Expires 1/4/09

2

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTR FCH HOLDINGS, INC.

1.	The name of the Corporation is	DTR FCH HOLDINGS, INC.

2.	The current known place of business is

410 N. 44TH ST. #700

PHOENIX, AZ 85008

3.	The name and address of the current statutory agent is

DAVID L. STIVERS

410 N. 44TH ST. #700

PHOENIX, AZ 85008

☒	The known place of business is to be changed. The street address of the new known place of business is

3636 NORTH CENTRAL AVENUE

PHOENIX, AZ 85012

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue, Phoenix, AZ 85012

AR: 0009

Rev: 1/96

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

,

and the statutory agent has given the Corporation written notice of this change.

DATED this 9 day of OCTOBER, 1998.

DTR FCH HOLDINGS, INC.
(Name of Corporation)

By	/s/ Peter H. Kesser

Peter H. Kesser, V. Pres/Sec.
	(Name)	(Title)

(Statutory Agent)*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 9th day of Oct, 1998.

Corporation Service Company

Signed	/s/ Deborah D. Skipper

Deborah D. Skipper Asst V.P.
(Print Name)
*(required only if a new statutory agent is appointed)

IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS

OR STATUTORY AGENT, OR BOTH,

OF

DTR FCH HOLDINGS, INC.

Pursuant to the provisions of Section 10-502 or Section 10-1508 of the Arizona Business Corporation Act, the undersigned corporation, organized under the laws of ARIZONA, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of Arizona:

FIRST: The name of the corporation is:	DTR FCH HOLDINGS, INC.

SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address:	c/o Corporate Tax Dept., 755 Crossover LN.

Memphis, TN 38117

2nd Corporate address (only applies to foreign corporations):

THIRD: The address to which its known place of business is to be changed is:

1st Corporate address (mailing address should be):	c/o C T CORPORATION SYSTEM

3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

2nd Corporate address (only applies to foreign corporations):

755 Crossover Lane, Memphis, TN 38117

FOURTH: The name and address of its present statutory agent is:

Corporation Service Company

3636 N Central Ave., Phoenix AZ 85012

FIFTH: The name and address of its successor statutory agent or the new address is:

C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix,

Maricopa County, Arizona 85012

(ARIZ - 278 - 1/1/96)

SIXTH: Such change was duly authorized by the corporation.

Dated	AUG 23, 1999	.

DTR FCH HOLDINGS, INC.

By	/s/ Kendall Huber

J. Kendall Huber
Executive Vice President
(Title)

C T CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ John J Linnihan

John J Linnihan
(Name)

Asst. Vice President
(Title)

(ARIZ - 278)

CORPORATION

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

NOTE: It is critical that the Corporation Commission receive information about the existing (old) official address and/or agent data as well as the new address or agent data. Please check with our Records section, (602) 542-3026 or our web site, www.cc.state.az.us/corp to obtain the correct information.

1.	The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

DTR FCH HOLDINGS, INC

2.	The ACC file number is 0155028-8 .

3.	The known place of business currently (old) on file with the ACC is:

%CT CORPORATION SYSTEM

3225 N CENTRAL AVE

PHOENIX, AZ 85012

4.	The name and address of the current statutory agent on file with the ACC is:

CT CORPORATION SYSTEM

3225 N CENTRAL AVE

PHOENIX, AZ 85012

(A)☒	The known place of business in ARIZONA is to be changed. The street address of the new (now, or in the near future) known place of business is:

% 818 E OSBORN RD

PHOENIX, AZ 85014

(B)☐	Foreign corporations only:

The known place of business in the State or Country in which the corporation was incorporated is to be changed. The new foreign address is:

5.	Indicate which address the Annual Report should be mailed to: 4(A) x 4(B)

6.	(A)☒	The statutory agent in ARIZONA is to be changed. The name and address of the new statutory agent is:

Corporation Service Company

818 East Osborn Road

Phoenix, AZ 85014

Corporation Name:	DTR FCH HOLDINGS, INC	File Number:	0155028-8

(B)☐	The address of the statutory agent in ARIZONA is to be changed. The new address of the statutory agent is:

and the statutory agent has given the Corporation written notice of this change.

ARS §10-140 requires that changes to corporation(s) be executed by an officer of the corporation, whose file is to be changed.

DATED this 14th day of MAY, 2003.

DTR FCH HOLDINGS, INC
[Name of Corporation]

By	/s/ W. Steven Standefer

	W. STEVEN STANDEFER	VICE PRESIDENT

	[Name]	[Title]

[Statutory Agent]*
*(Statutory Agent must sign only if changing address.)

If the agent has a P.O. box, then they must also provide a physical location/address where service of process on the corporation can occur. Also, personal mail boxes (PMB) are unacceptable for a physical address, but fine for a mailing address.

Acceptance of Appointment

By Statutory Agent**

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 19th day of May, 2003

Signature:	/s/ Cynthia L. Harris

Printed Name:	Cynthia L. Harris Asst. Secretary
CORPORATION SERVICE COMPANY
**(required only if a new statutory agent is being appointed)

PLEASE NOTE: IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

CORPORATION

STATEMENT OF CHANGE OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS

1.	The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

DTR FCH HOLDINGS, INC.

2.	The ACC File Number is

01550288

3.	The known place of business currently on file with the ACC is:

% CORPORATION SERVICE COMPANY

818 E OSBORN RD

PHOENIX, AZ 85014

4.	The address of the current statutory agent on file with the ACC is:

818 E OSBORN RD

PHOENIX, AZ 85014

5.	The name of the current statutory agent is:

CORPORATION SERVICE COMPANY

6.	The new address of the statutory agent in Arizona is:

2338 W. ROYAL PALM ROAD

SUITE J

PHOENIX, AZ 85021

7.	The statutory agent has given the Corporation written notice of this change.

8.	If the corporation indicates its known place of business is to be our (the statutory agent) address, please update accordingly.

Dated: August 27, 2003

CORPORATION SERVICE COMPANY

/s/ John H. Pelletier

John H. Pelletier, Asst. VP